Exhibit 99.2

JBI, Inc. and Subsidiaries

Pro Forma Combined Consolidated Balance Sheet
As of June 30, 2009

(Unaudited)

	JBI Inc.	Javaco		Pakit		Adjustments		Pro Forma
Current Assets
Cash	200,724	13,335		627,669				841,729
Accounts receivable, net	95,220	1,249,431		696,898				2,041,550
Inventories	-	607,720		778,925				1,386,645
Prepaid expenses	-	8,498		2,771				11,269
Total Current Assets	295,944	1,878,985		2,106,264				4,281,193

Property And Equipment
Leasehold improvements	-	9,016		759,543		(451,187)	(b)	317,372
Machinery and office equipment	-	39,079		971,575		(4,723)	(a)
						(501,321)	(b)	504,610
Vehicles	-	36,848		-		(7,835)	(a)	29,013
Furniture and fixtures	-	3,919		-		(833)	(a)	3,086
	-	88,861		1,731,118		(965,899)		854,081
Less accumulated depreciation	-	59,707		1,026,445		(13,391)	(a)
						(952,508)	(b)	120,253
Net Property And Equipment	-	29,155		704,673		(13,391)		733,828

Other Assets
Goodwill	-	-		-		1,976,830	(a)
						2,668,584	(b)	4,645,414
Patents, net	-	-		6,024				6,024
Total Other Assets	-	-		6,024		4,645,414		4,651,438

Total Assets	295,944	1,908,139		2,816,961		4,658,805		9,666,459

Current Liabilities
Accounts payable	3,562	988,190		279,344				1,271,096
Accrued expenses	-	42,773		91,637				134,410
Notes Payable	-	199,550		-				199,550
Income Taxes Payable	-	642		-				642
Total Current Liabilities	3,562	1,231,155		370,981				1,605,698

Long-Term Liabilities	-	173,960		2,696,950		(2,509,373)	(b)	361,537

Deferred Taxes	-	78,666		-				78,666

Total Liabilities	3,562	1,483,781		3,067,931				2,045,901

Shareholders' Equity

Common Stock, par $0.001; 75,000,000
authorized 63,700,000 shares issued
and outstanding at June 30, 2009	57,041	-		26,500		(26,500)	(b)	57,041
Additional paid in capital	323,388	100	(a)	(2,514,216)	(b)	2,649,900	(a)
						7,129,216	(b)	7,588,388
Accumulated Deficit	(88,046)	424,259		2,236,746		(673,070)	(a)
						(1,924,759)	(b)	(24,871)

Total Shareholders' Equity	292,382	424,359		(250,970)		7,154,787		7,620,558

Total Liabilities And Shareholders' Equity	295,944	1,908,139		2,816,961				9,666,459

PROFORMA ADJUSTMENTS AND ASSUMPTIONS

(a) JBI acquired Javaco on August 24, 2009. The purchase price was $2,650,000 and the payment of the purchase price has been assumed to be fully paid in shares. Goodwill amounting $1,976,830 has been assumed to be fair value of purchase consideration less values of assets acquired less liabilities assumed.

(b) JBI acquired Pak-it on September 30, 2009. The purchase price was $4,615,000 consisting of 625,000 shares of our common stock and notes payable of $2,665,000 and $1,200,000. The Company has used the share price on the date of acquisition to value our common shares. The majority shareholder pledged 10,000,000 shares of common stock if the notes were not repaid within 90 days. In the Pro Forma Statements the Company has assumed that notes were paid with those shares and no interest expense has been accrued.  Goodwill amounting $2,668,584 has been assumed to be fair value of purchase consideration less values of assets acquired less liabilities assumed.

JBI, Inc. and Subsidiaries

Pro Forma Combined Consolidated Statements Of Operations
For the Six Months Ended June 30, 2009

(Unaudited)

	JBI Inc.		Javaco	Pakit	Adjustments		Pro Forma

Revenue, net	47,600		2,761,569	4,231,576			7,040,745
Cost of Sales	3,390		2,356,992	3,037,013			5,397,395
Gross Margin	44,210		404,577	1,194,563			1,643,350

Operating Expenses
Selling Expenses	-		88,605	191,874			280,478
Other General & Administrative Expenses	28,809		347,616	549,676	234,847	(c)	1,160,948
	28,809		436,221	741,550	234,847		1,441,427
Operating income (loss)	15,401		(31,644)	453,013	(234,847)		201,924

Other (income) expenses
Interest Expense	153		9,870	10,983			21,007
Other Income	-		-	(50,741)			(50,741)
	153		9,870	(39,758)	-		(29,734)

Net income (loss)	15,248		(41,514)	492,771	(234,847)		231,658

Loss per Share	0.00						0.00

Weighted average number of
common shares outstanding	63,700,000	(d)					63,700,000	(d)

PROFORMA ADJUSTMENTS AND ASSUMPTIONS

(c) Costs of acquisition have been assumed to be $234,847.

(d) The weighted average shares outstanding is assumed to be the same as that which was outstanding for the Company for the six months ended June 30, 2009, as filed on our Form 10Q/A for the quarter ended June 30, 2010.

JBI, Inc. and Subsidiaries

Pro Forma Combined Consolidated Statements Of Operations
For the Twelve Months Ended December 31, 2008

(Unaudited)

	JBI Inc.	Javaco	Pakit	Pro Forma	(e)

Revenue, net	15,050	6,647,802	7,005,458	13,668,309
Cost of Sales	-	5,720,639	5,676,163	11,396,802
Gross Margin	15,050	927,163	1,329,294	2,271,507

Operating Expenses
Selling Expenses	-	283,892	297,053	580,945
Other General & Administrative Expenses	90,344	811,203	1,006,518	1,908,065
	90,344	1,095,094	1,303,572	2,489,010
Operating income (loss)	(75,294)	(167,931)	25,722	(217,503)

Other (income) expenses
Interest Expense	35,668	39,366	44,802	119,836
Other Income	-	-	(73,142)	(73,142)
	35,668	39,366	(28,340)	46,694

Net income (loss)	(110,962)	(207,297)	54,062	(264,197)

Loss per Share	(0.00)			(0.00)

Weighted average number of
common shares outstanding	63,700,000			63,700,000

(e) This financial statement is provided for informational purposes only. There were no adjustments in this combined consolidated statement of operations for fiscal year ended December 31, 2008. Javaco and Pak-It had fiscal year ends of May 31 and September 30, respectively, prior to JBI's acquisition. With Pak-It, the months of October, November, and December of 2008 were added to the original audited fiscal year end of September 30, 2008 (audited as per Exhibit 99.3), and October, November, and December of 2007 were deducted from Pak-It's original fiscal year end results for 2008. With Javaco ,the months of June through December of 2008 were added to the original fiscal year end of May 31, 2008 (audited as per Exhibit 99.4), and the months of June through December of 2007 were deducted from Javaco's original fiscal year end results.